SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 07/31/2004
FILE NUMBER 811-5686
SERIES NO.: 8

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Class A Shares                 $48,473
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B Shares                 $36,610
              Class C Shares                 $ 6,311
              Investor Class Shares          $15,360
              Institutional Class Shares     $    48

73A.     1.   Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
              Class A Shares                 $000.3495
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B Shares                 $000.3184
              Class C Shares                 $000.3184
              Investor Class Shares          $000.2915
              Institutional Class Shares     $000.0862

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                 128,663
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                  94,996
              Class C Shares                  17,622
              Investor Class Shares           52,349
              Institutional Class Shares       1,232

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                $   4.31
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                 $  4.33
              Class C Shares                 $  4.31
              Investor Class Shares          $  4.32
              Institutional Class Shares     $  4.31